Exhibit 99.1

Velo3D Announces Fourth Quarter and Fiscal Year 2024 Financial Results

New Go to Market Strategy Accelerates Path to Profitability

Arrayed Notes Acquisition Corp Acquires Majority Stake – Strategic Review Concluded

Completed Debt and Warrant Exchange Significantly Strengthens Balance Sheet

•
Launched new Rapid Production Solutions (RPS) for parts production – strong initial demand – expected to account for up to 40% of 2026 revenue
•
Q4 2024 revenue of $13 million / Backlog of $16 million exiting 2024
•
2024 operating expenses down 25% year over year
•
Forecasting 2025 annual revenue growth of >30%
•
Expect to be EBITDA positive in the first half of 2026

FREMONT, Calif., March 31, 2025- Velo3D, Inc. (OTC: VLDX), a leader in additive manufacturing (AM) technology known for transforming aerospace and defense supply chains through world-class metal AM, today announced financial results for its fourth quarter and fiscal year ended December 31, 2024.

“The fourth quarter of 2024 was a transformational quarter as we completed the debt for equity exchange where Arrayed Notes Acquisition Corp., a wholly owned subsidiary of Arrayed Additive Inc, became our majority shareholder in addition to successfully implementing a number of strategic initiatives that we believe position the company for future growth,” said Arun Jeldi, CEO of Velo3D. “These initiatives focused on a number of critical areas including expanding our revenue streams to maximize growth, increasing gross margin, improving our manufacturing efficiency and reducing operating expenses, all while laying the foundation for our new business model – one we believe will accelerate our path to long-term profitability. As a result of our progress, we believe we are now in a much stronger financial and operational position to execute our strategic priorities and reclaim our leadership in additive manufacturing. We are already seeing material benefits from our new programs and expect sequential quarterly improvement in our operational performance in 2025. With our disciplined strategic execution, improved financial health and strengthened market position, we have renewed confidence in achieving our future goals”.

“Our new go-to-market strategy is gaining significant traction with both new and existing customers, especially in the U.S. defense and aerospace industries as customers look to expand their domestic supply chains. Our new total solutions approach builds upon our legacy of successful systems sales to OEMs by integrating internal parts production capabilities for our customers while maintaining our industry-leading customer service. We believe this model fully leverages our extensive product and materials expertise and will result in more diversified revenue streams while driving margin expansion.

“Specifically, our recently launched Rapid Production Solutions (RPS) business is designed to meet the growing demand for scalable, high-quality production parts, providing customers with a clear, reliable path from concept to production. This solution streamlines the production process by shortening design cycles, accelerating production qualification, and ensuring consistent, high-quality parts. Additionally, RPS utilizes a U.S.-based supply chain to offer flexible production options tailored to each customer’s needs. Current partners include leading companies in the defense, aerospace, and technology industries where RPS is making additive manufacturing more accessible, cost-effective and scalable. We are encouraged by the increasing customer demand we are seeing for this solution and expect it to account for up to 40 percent of our revenue in 2026.”

($ in Millions, except percentages and per-share data)	4th Quarter 2024	4th Quarter 2023	FY2024	FY2023
GAAP revenue	$12.6	$2.5	$41.0	$77.4
GAAP gross margin	(3.5)%	(>100)%	(5.1)%	(33.9)%
GAAP net loss[1]	($21.7)	($56.1)	($73.3)	($135.1)
GAAP net loss per share - basic and diluted	($0.84)	($9.45)	($5.77)	($23.97)

Non-GAAP net loss[2]	($22.2)	($58.6)	($86.6)	($117.5)
Non-GAAP net loss per basic and diluted share[2]	($0.86)	($9.87)	($6.81)	($20.84)

1.
Information about Velo3D’s use of non-GAAP information, including a reconciliation to U.S. GAAP, is provided at the end of this release under “Non-GAAP Financial Information”. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with generally accepted accounting principles accepted in the United States.
2.
Non-GAAP net loss and non-GAAP net loss per diluted share exclude stock-based compensation expense, gain on exchange of debt for common stock, fair value adjustments for the Company’s warrants, contingent earnout and debt derivative and loss on extinguishment of debt.

Summary of Fourth Quarter 2024 Results

Revenue for the fourth quarter was $12.6 million. System revenue increased compared to the fourth quarter of 2023, driven by an increase in the number of Sapphire XC system sales. The company expects system sales to continue to be the main driver of 2025 revenue though, under its new go to market strategy, the company expects its RPS parts production business to account for an increasing percentage of revenue starting in the second half of 2025. Support services and recurring payment revenue declined compared to the fourth quarter of 2023 due to a slight reduction in customers with active field service contracts.

Gross margin for the fourth quarter was negative 3.5%, reflecting the impact of lower fixed cost absorption due to a reduced number of systems shipped. The company expects gross margin to improve through 2025 as a result of implemented operational efficiencies and the ramp-up of its Rapid Production Solutions business.

GAAP operating expenses for the fourth quarter were $21.1 million compared to $25.9 million in the fourth quarter of 2023. Non-GAAP operating expenses, excluding stock-based compensation expense of $2.3 million, was $18.7 million, down from $20.5 million in the fourth quarter of 2023.

Net loss for the quarter was $21.7 million. Non-GAAP net loss was $22.2 million in the three months ended December 31, 2024. Adjusted EBITDA for the quarter was negative $14.6 million. For more information regarding the company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

Guidance

Management expects the following for fiscal year 2025:

•
Revenue in the range of $50 million to $60 million.
•
Sequential improvement in gross margin
o
>30% gross margin in fourth quarter of 2025
•
Non-GAAP operating expenses in the range of $40 million to $50 million
•
Capex in the range of $15 million to $20 million
•
EBITDA positive in the first half of 2026

The company will host a conference call for investors this afternoon to discuss its fourth quarter and fiscal year 2024 financial results at 5 p.m. Eastern time / 2 p.m. Pacific time on March 31, 2025. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at ir.velo3d.com.

About Velo3D:

Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2024. For more information, please visit Velo3D.com, or follow the company on LinkedIn or Twitter.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.

###

Investor Relations:

Velo3D

Bob Okunski, VP Investor Relations

investors@velo3d.com

Media Contact:

Velo3D

Michelle Sidwell, Chief Revenue Officer

media@velo3d.com

Amounts herein pertaining to the company’s fourth fiscal quarter and fiscal year ended December 31, 2024 results represent a preliminary estimate as of the date of this earnings release and may be revised upon filing of our Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”). Additional information on our results of operations for the three months ended and fiscal year ended December 31, 2024 will be provided upon the filing our Annual Report 10-K with the SEC.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company's guidance for fiscal years 2025 and 2026 (including the company’s estimates for revenue and gross margin), the company’s expectations regarding its ability to achieve profitability in the first half of 2026, the company’s expectations about future demand, the company's strategic realignment and initiatives, the company’s expectations regarding its liquidity and capital requirements, the company’s expectations regarding its potential cost savings, the company’s expectations about its market strategy and financial and operational position, and the company’s other expectations, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “FY 2024 10-K”) and the other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the company to execute its business plan, which may be affected by, among other things, competition, the company’s liquidity position//lack of available cash, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) the company’s ability to continue as a going concern; (3) the company’s ability to service and comply with its indebtedness; (4) the company’s ability to raise additional capital in the near-term; (5) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (6) changes in the applicable laws and regulations, and (7) other risks and uncertainties described in the FY 2024 10-K, including those under “Risk Factors” therein, and in the company’s other filings with the SEC. The company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The information in the table below sets forth the non-GAAP financial measures that the company uses in this release. Because of the limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “EBITDA”, “Adjusted EBITDA” and “Non-GAAP Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, EBITDA, Adjusted EBITDA, and Non-GAAP Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the company's business.

The following tables reconcile Net income (loss) to Non-GAAP Net Loss, EBITDA, and Adjusted EBITDA and Total Operating Expenses to Non-GAAP Operating Expenses during the periods below:

Velo3D, Inc.

NON-GAAP Net Loss Reconciliation

(Unaudited)

	Three months ended				Year ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
	(In thousands, except for percentages)
	% of Rev		% of Rev		% of Rev		% of Rev
Revenue	$12,626	100.0%	$2,455	100.0%	$41,003	100.0%	$77,443	100.0%
Gross Profit	(444)	(3.5)%	(31,498)	(1283.0)%	(2,085)	(5.1)%	(26,267)	(33.9)%
Net Loss	$(21,686)	(171.8)%	$(56,149)	(2287.1)%	$(73,297)	(178.8)%	$(135,139)	(174.5)%
Stock-based compensation	2,322	18.4%	5,445	221.8%	15,363	37.5%	24,931	32.2%
Gain on exchange of debt for common stock	(2,619)	(20.7)%	-	—%	(2,619)	(6.4)%	-	—%
Gain on fair value of warrants	(184)	(1.5)%	(2,476)	(100.9)%	(32,094)	(78.3)%	(2,338)	(3.0)%
Gain on fair value of contingent earnout liabilities	-	—%	(12,958)	(527.8)%	(1,445)	(3.5)%	(15,958)	(20.6)%
Gain on fair value of debt derivatives	-	—%	(11,649)	(474.5)%	-	—%	(8,485)	(11.0)%
Loss on extinguishment of debt	-	—%	19,197	782.0%	7,525	18.4%	19,450	25.1%
Non-GAAP Net Loss	$(22,167)	(175.6)%	$(58,590)	(2386.6)%	$(86,567)	(211.1)%	$(117,539)	(151.8)%

Velo3D, Inc.

NON-GAAP Adjusted EBITDA Reconciliation

(Unaudited)

	Three months ended				Year ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
	(In thousands, except for percentages)
	% of Rev		% of Rev		% of Rev		% of Rev
Revenue	$12,626	100.0%	$2,455	100.0%	$41,003	100.0%	$77,443	100.0%
Net Loss	(21,686)	(171.8)%	(56,149)	(2287.1)%	(73,297)	(178.8)%	(135,139)	(174.5)%
Interest expense	3,048	24.1%	6,140	250.1%	15,968	38.9%	9,722	12.6%
Provision for income taxes	-	—%	-	—%	-	—%	-	—%
Depreciation and amortization	968	7.7%	2,883	117.4%	4,912	12.0%	9,310	12.0%
EBITDA	$(17,670)	(139.9)%	$(47,126)	(1919.6)%	$(52,417)	(127.8)%	$(116,107)	(149.9)%
Stock-based compensation	2,322	18.4%	5,445	221.8%	15,363	37.5%	24,931	32.2%
Gain on exchange of debt for common stock	(2,619)	(20.7)%	-	—%	(2,619)	(6.4)%	-	—%
Gain on fair value of warrants	(184)	(1.5)%	(2,476)	(100.9)%	(32,094)	(78.3)%	(2,338)	(3.0)%
Gain on fair value of contingent earnout liabilities	-	—%	(12,958)	(527.8)%	(1,445)	(3.5)%	(15,958)	(20.6)%
Gain on fair value of debt derivatives	-	—%	(11,649)	(474.5)%	-	—%	(8,485)	(11.0)%
Loss on extinguishment of debt	-	—%	19,197	782.0%	7,525	18.4%	19,450	25.1%
Restructuring expense	3,540	28.0%	-	—%	4,090	10.0%	-	—%
Adjusted EBITDA	$(14,611)	(115.7)%	$(49,567)	(2019.0)%	$(61,597)	(150.2)%	$(98,507)	(127.2)%

Velo3D, Inc.

NON-GAAP Adjusted Operating Expenses Reconciliation

(Unaudited)

	Three months ended				Year ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
	(In thousands, except for percentages)
	% of Rev		% of Rev		% of Rev		% of Rev
Revenue	$12,626	100.0%	$2,455	100.0%	$41,003	100.0%	$77,443	100.0%
Operating expenses
Research and development	3,082	24.4%	9,886	402.7%	17,108	41.7%	42,031	54.3%
Selling and marketing	1,627	12.9%	5,175	210.8%	13,808	33.7%	23,229	30.0%
General and administrative	16,348	129.5%	10,877	443.1%	49,346	120.3%	41,727	53.9%
Total operating expenses	$21,057	166.8%	$25,938	1056.5%	$80,262	195.7%	$106,987	138.1%
Stock-based compensation in operating expenses	2,322	18.4%	5,445	221.8%	15,363	37.5%	24,931	32.2%
Adjusted operating expenses	18,735	148.4%	20,493	834.7%	64,899	158.3%	82,056	106.0%

Velo3D, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue
3D Printer	$7,980	$513	$25,368	$68,938
Recurring payment	100	535	1,054	1,676
Support services	4,546	1,407	9,581	6,829
Other	—	—	5,000	—
Total Revenue	12,626	2,455	41,003	77,443
Cost of revenue
3D Printer	11,797	31,455	34,159	94,448
Recurring payment	124	398	866	1,291
Support services	1,149	2,100	8,063	7,971
Total cost of revenue	13,070	33,953	43,088	103,710
Gross loss	(444)	(31,498)	(2,085)	(26,267)
Operating expenses
Research and development	3,082	9,886	17,108	42,031
Selling and marketing	1,627	5,175	13,808	23,229
General and administrative	16,348	10,877	49,346	41,727
Total operating expenses	21,057	25,938	80,262	106,987
Loss from operations	(21,501)	(57,436)	(82,347)	(133,254)
Interest expense	(3,048)	(6,140)	(15,968)	(9,722)
Gain on fair value of warrants	183	2,476	32,094	2,338
Gain on fair value of contingent earnout liabilities	—	12,958	1,445	15,958
Gain on fair value of debt derivatives	—	11,649	—	8,485
Gain (loss) on debt extinguishment	2,621	(19,197)	(4,904)	(19,450)
Other income (expense), net	39	(459)	(3,637)	506
Loss before provision for income taxes	(21,706)	(56,149)	(73,317)	(135,139)
Provision for income taxes	20	—	20	—
Net loss	$(21,686)	$(56,149)	$(73,297)	$(135,139)

Net loss per share:
Basic	$(0.84)	$(9.45)	$(5.77)	$(23.97)
Diluted	$(0.84)	$(9.45)	$(5.77)	$(23.97)

Velo3D, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$1,212	$24,494
Short-term investments	—	6,621
Accounts receivable, net	3,723	9,583
Inventories	49,953	60,816
Contract assets	500	7,510
Prepaid expenses and other current assets	2,336	4,000
Total current assets	57,724	113,024
Property and equipment, net	14,270	16,326
Equipment on lease, net	3,673	6,667
Other assets	13,513	17,782
Total assets	$89,180	$153,799
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,538	$15,854
Accrued expenses and other current liabilities	3,511	6,491
Debt – current portion	5,666	21,191
Contract liabilities	10,285	5,135
Total current liabilities	38,000	48,671
Long-term debt – less current portion	—	11,941
Contingent earnout liabilities	11	1,456
Warrant liabilities	2,167	11,835
Other noncurrent liabilities	9,338	11,556
Total liabilities	49,516	85,459
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.00001 par value - 500,000,000 shares authorized at December 31, 2024 and December 31, 2023, 194,909,430 and 7,502,478 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	4	2
Additional paid-in capital	469,994	425,471
Accumulated other comprehensive loss	—	(96)
Accumulated deficit	(430,334)	(357,037)
Total stockholders’ equity	39,664	68,340
Total liabilities and stockholders’ equity	$89,180	$153,799

Velo3D, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(73,297)	$(135,139)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,912	9,310
Amortization of debt discount and deferred financing costs	13,637	—
Stock-based compensation	15,363	24,931
Gain on exchange of debt for common stock	(2,619)	—
Gain on fair value of warrants	(32,094)	(2,338)
Gain on fair value of contingent earnout liabilities	(1,445)	(15,958)
Non-cash cost of issuance of common stock warrants on BEPO Offering	1,311	—
Gain on fair value of debt derivatives	—	(8,485)
Loss of debt extinguishment	7,525	19,450
Non-cash warrant issuance in connection with August warrant inducement	2,439	1,357
Loss on sale/disposal of fixed assets	11	—
Realized loss on available for sale securities	23	14
Changes in assets and liabilities
Accounts receivable	5,860	(398)
Inventories	13,300	13,728
Contract assets	7,010	(7,224)
Prepaid expenses and other current assets	1,824	2,795
Other assets	3,952	10,153
Accounts payable	(743)	2,211
Accrued expenses and other liabilities	(2,578)	(9,038)
Contract liabilities	5,150	(10,059)
Other noncurrent liabilities	(2,218)	(946)
Net cash used in operating activities	(32,677)	(105,636)
Cash flows from investing activities
Purchase of property and equipment	(9)	(1,046)
Reimbursement of previously incurred leasehold expenditures	1,084	—
Sales of property and equipment	20	—
Production of equipment for lease to customers	—	(2,164)
Production of available-for-sale investments	—	(3,655)
Sales of available for sale securities	3,172	10,664
Proceeds from maturity of available-for-sale investments	3,500	35,092
Net cash provided by investing activities	7,767	38,891
Cash flows from financing activities
Proceeds from ATM offering, net of issuance costs	—	22,805
Proceeds from revolving credit line	—	14,000
Repayment of revolving credit line	—	(17,000)
Proceeds from equipment loans	—	1,600
Repayment of equipment loans	—	(6,956)
Proceeds from capital raise – August Warrant Inducement	1,694	—
Proceeds from secured convertible notes, net of issuance costs	—	65,736
Repayment of secured convertible notes	—	(69,886)
Proceeds from secured notes, net of issuance costs	500	57,114
Repayment of secured notes	(11,749)	(25,000)
Proceeds from capital raise, net of issuance costs	10,700	16,287
Issuance of common stock upon exercise of stock options	315	561
Net cash provided by financing activities	1,460	59,261
Effect of exchange rate changes on cash and cash equivalents	(4)	(5)
Net change in cash and cash equivalents	(23,454)	(7,489)
Cash and cash equivalents and restricted cash at beginning of period	25,294	32,783
Cash and cash equivalents and restricted cash at end of period	$1,840	$25,294

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	December 31,
	2024	2023
Cash and cash equivalents	$1,212	$24,494
Restricted cash (Other assets)	628	800
Total cash and cash equivalents and restricted cash	$1,840	$25,294